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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Henry Schein, Inc.
Melville, New York

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Henry Schein, Inc. (the "Company") on Form S-8 of our reports dated March 1, 2002 relating to the consolidated financial statements and schedule appearing in the Company's Annual Report on Form 10-K for the year ended December 29, 2001.


BDO SEIDMAN, LLP

New York, New York
July 1, 2002